SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2004

DELTA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12109	11-33336165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Woodbury Road, Suite 200, Woodbury, New York 11797

(Address of registrant’s principal executive offices) (ZIP Code)

(516) 364 - 8500

(Registrant’s telephone number, including area code)

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On December 21, 2004, Delta Financial Corporation issued a press release announcing an increase of $200 million in its warehouse financing capacity. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference. The press release shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits

Exhibits: The following exhibit is being filed herewith:

99.1     Press Release of Delta Financial Corporation, dated December 21, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DELTA FINANCIAL CORPORATION

By: /s/ Marc E. Miller
Name: Marc E. Miller
Title: Senior Vice President and Secretary

Dated: December 21, 2004

Exhibit 99.1

For More Information Contact:

Investors: Jayne L. Cavuoto-Krafchik    Media: Drew Biondo
Director of Investor Relations    Director of Corporate Communications
(516) 812-8217    (516) 812-8208
jcavuoto@deltafinancial.com    dbiondo@deltafinancial.com

Delta Financial Corporation Increases Warehouse Financing Capacity by $200 Million

Reiterates 2004 Origination Guidance of More Than $2.5 Billion in Loans

Woodbury, NY - December 21, 2004 - Delta Financial Corporation (Amex: DFC) today announced it has increased its warehouse financing capacity by $200 million. The Company’s total funding capacity now totals $900 million through three separate financing providers.
“Securing this additional funding will help support our continued goal of growing our loan originations as we move forward into 2005. We have had a very successful year in 2004, and we remain comfortable with our previously stated guidance of more than $2.5 billion in loan originations, which would be our highest full-year loan production to date and represent an increase of approximately 47 percent over our full year 2003 originations. We continue to hold a positive outlook for 2005, and look forward to continuing to capture the opportunities the market has to offer,” said Hugh Miller, president and chief executive officer.
About the Company
Founded in 1982, Delta Financial Corporation is a Woodbury, New York-based specialty consumer finance company that originates, securitizes and sells non-conforming residential mortgage loans. Delta’s loans are primarily secured by first mortgages on one-to-four family properties. Delta originates non-conforming mortgage loans primarily in 26 states. Loans are originated through a network of approximately 1,700 independent brokers and the Company’s retail offices. Since 1991, Delta has completed 41 asset-backed securitizations, collateralized by approximately $11.0 billion in mortgage loans.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained in this press release, which are not historical fact, may be deemed to be “forward-looking” statements under the federal securities laws, and involve risk and uncertainties. Forward-looking statements relate to, among other things, our expectations as to future demand for our products and loan origination volume. There are many important factors that could cause Delta Financial Corporation and its subsidiaries’ actual results to differ materially from those indicated in the forward-looking statements. Such factors include, but are not limited to, competition, regulatory compliance matters and changes (legislative or otherwise) affecting mortgage lending activities and the real estate market; general economic conditions, including interest rate risk, future residential real estate values, demand for Delta Financial Corporation and its subsidiaries’ services, and other risks identified in Delta Financial Corporation’s filings with the Securities and Exchange Commission. Delta hereby disclaims any obligation to update or revise any of the forward-looking information contained in this press release at any future date, except as required under applicable securities laws.

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